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                                                                   EXHIBIT 99.2

                                     BY-LAWS
                                       OF
                       STUDENT LOAN MARKETING ASSOCIATION

                           EFFECTIVE JANUARY 26, 1996


[SALLIE MAE LOGO]

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                                TABLE OF CONTENTS


                                    ARTICLE I

                NAME, LOCATION OF OFFICES, AND SERVICE OF PROCESS

SECTION 1.     Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 2.     Location of Offices . . . . . . . . . . . . . . . . . . . . .   1
SECTION 3.     Service of Process  . . . . . . . . . . . . . . . . . . . . .   1

                                   ARTICLE II

                                    PURPOSES

SECTION 1.     Statutory Purposes  . . . . . . . . . . . . . . . . . . . . .   1
SECTION 2.     Ancillary Purposes  . . . . . . . . . . . . . . . . . . . . .   2

                                   ARTICLE III

                               BOARD OF DIRECTORS

SECTION 1.     Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 2.     Number and Type of Directors  . . . . . . . . . . . . . . . .   4
SECTION 3.     Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 4.     Removal . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 5.     Resignation . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 6.     Regular Meeting . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 7.     Other Meetings  . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 8.     Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 9.     Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
SECTION 10.    Majority Vote . . . . . . . . . . . . . . . . . . . . . . . .   6
SECTION 11.    Assumption of Assent  . . . . . . . . . . . . . . . . . . . .   6
SECTION 12.    Action Without a Meeting  . . . . . . . . . . . . . . . . . .   6
SECTION 13.    Executive, Other Committees and
               Directors' Advisory Council . . . . . . . . . . . . . . . . .   7
SECTION 14.    Conflicts of Interest . . . . . . . . . . . . . . . . . . . .   8
SECTION 15.    Compensation  . . . . . . . . . . . . . . . . . . . . . . . .   9
SECTION 16.    Chairman and Vice Chairmen  . . . . . . . . . . . . . . . . .   9

                                   ARTICLE IV

                               EXECUTIVE COMMITTEE

SECTION 1.     Appointment . . . . . . . . . . . . . . . . . . . . . . . . .   9
SECTION 2.     Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 3.     Tenure and Qualification  . . . . . . . . . . . . . . . . . .  10



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SECTION 4.     Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 5.     Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 6.     Majority Voting . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 7.     Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 8.     Resignations and Removal  . . . . . . . . . . . . . . . . . .  12
SECTION 9.     Procedure . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 10.    Compensation  . . . . . . . . . . . . . . . . . . . . . . . .  12

                                    ARTICLE V

                             OFFICERS AND EMPLOYEES

SECTION 1.     Number and Type . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.     Appointment and Confirmation  . . . . . . . . . . . . . . . .  13
SECTION 3.     Removal . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 4.     Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 5.     The President . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.     The Executive Vice President  . . . . . . . . . . . . . . . .  14
SECTION 7.     The Secretary . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 8.     The Treasurer . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 9.     The General Counsel . . . . . . . . . . . . . . . . . . . . .  15
SECTION 10.    Assistant Treasurers  . . . . . . . . . . . . . . . . . . . .  15
SECTION 11.    Assistant Secretaries . . . . . . . . . . . . . . . . . . . .  15
SECTION 12.    Compensation  . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 13.    Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 14.    Employee Conduct  . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 15.    Outside or Private Employment . . . . . . . . . . . . . . . .  16

                                   ARTICLE VI

                                  SHAREHOLDERS

SECTION 1.     Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 2.     Special Meetings  . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 3.     Meeting Business  . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 4.     Board of Directors Nominations  . . . . . . . . . . . . . . .  20
SECTION 5.     Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 6.     Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 7.     Record Date . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 8.     Voting Lists  . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 9.     Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 10.    Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 11.    Organization  . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 12.    Voting of Shares  . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 13.    Inspectors of Votes . . . . . . . . . . . . . . . . . . . . .  26



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                                   ARTICLE VII

                                 SHARES OF STOCK

SECTION 1.     Issuance and Conditions . . . . . . . . . . . . . . . . . . .  27
SECTION 2.     Common Stock  . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.     Reports of Beneficial Ownership . . . . . . . . . . . . . . .  28
SECTION 4.     Dividends on Common Stock . . . . . . . . . . . . . . . . . .  28
SECTION 5.     Preferred Stock . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 6.     Dividends, Redemption, Conversion of
               Preferred Shares  . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 7.     Preference on Liquidation . . . . . . . . . . . . . . . . . .  29
SECTION 8.     Purchase of Own Shares  . . . . . . . . . . . . . . . . . . .  29
SECTION 9.     Rights and Options to Acquire Shares  . . . . . . . . . . . .  29
SECTION 10.    Consideration for Shares  . . . . . . . . . . . . . . . . . .  30
SECTION 11.    Stated Capital  . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 12.    No Preemptive Rights  . . . . . . . . . . . . . . . . . . . .  31
SECTION 13.    Liability of Shareholders . . . . . . . . . . . . . . . . . .  31


                                  ARTICLE VIII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1.     Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 2.     Contents  . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 3.     Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 4.     Lost, Stolen or Destroyed Certificates  . . . . . . . . . . .  33
SECTION 5.     Records . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


                                   ARTICLE IX

                          INDEMNIFICATION AND LIABILITY

SECTION 1.     Indemnification in Third Party Actions  . . . . . . . . . . .  34
SECTION 2.     Indemnification in Actions By or in the
               Right of the Corporation  . . . . . . . . . . . . . . . . . .  35
SECTION 3.     Indemnification in Cases of Successful
               Defense . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 4.     Procedure . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 5.     Advance Payments  . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 6.     Other Rights to Indemnification . . . . . . . . . . . . . . .  37
SECTION 7.     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 8.     Indemnification After Merger or
               Consolidation . . . . . . . . . . . . . . . . . . . . . . . .  38



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SECTION 9.     Indemnification under Employee Benefit Plans  . . . . . . . .  38
SECTION 10.    Heirs, Executors and Administrators . . . . . . . . . . . . .  39
SECTION 11.    Limitation of Liability . . . . . . . . . . . . . . . . . . .  39

                                    ARTICLE X

               FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                   ARTICLE XI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1.     Contracts . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 2.     Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 3.     Checks, Drafts, etc.  . . . . . . . . . . . . . . . . . . . .  40
SECTION 4.     Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                   ARTICLE XII

               FACSIMILE SIGNATURES  . . . . . . . . . . . . . . . . . . . .  41

                                  ARTICLE XIII

               AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .  41


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                                    BY-LAWS
                                       OF
                       STUDENT LOAN MARKETING ASSOCIATION


                                   ARTICLE I

               NAME, LOCATION OF OFFICES, AND SERVICE OF PROCESS

SECTION 1. Name

                          The Corporation shall do business as Student Loan
Marketing Association.

SECTION 2. Location of Offices

                          The principal office of the Corporation shall be
located in Washington, D.C. The Corporation may establish other offices in such other places, within or without the District of Columbia, as the Board of Directors shall from time to time deem useful for the conduct of the Corporation's business.

SECTION 3. Service of Process

                          The General Counsel, or the Corporate Secretary or
any Assistant Secretary of the Corporation shall be agents of the Corporation upon whom any process, notice or demand required or permitted by law to be served upon the Corporation may be served.

                                   ARTICLE II

                                    PURPOSES

SECTION 1. Statutory Purposes

                          The Corporation is organized pursuant to the
governing statute, Section 439 of the Higher Education Act of 1965, as amended, to serve as a secondary market and warehousing facility for student loans and to undertake such other activities authorized by said Act or the Public Health Service Act as may be necessary and appropriate to further the availability of funds for postsecondary education and education facilities.





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SECTION 2. Ancillary Purposes

                          The Corporation is further organized to engage in
such other related activities as are not prohibited and as the Board of Directors shall from time to time determine to be in furtherance of its statutory purpose.

                                  ARTICLE III

                               BOARD OF DIRECTORS

SECTION 1. Powers

                          Except as otherwise provided in these By-laws, the
powers of the Corporation shall be exercised by the Board of Directors. Pursuant to the governing statute, and in furtherance of the purposes expressed therein, the Corporation by the Board of Directors shall have all powers granted to it by its governing statute, as it may be amended from time to time, and such other powers including but not limited to the power:

                          A. To have perpetual succession by its corporate name
until dissolved;

                          B. To sue and be sued, complain and defend, in its
corporate name and through its own counsel;

                          C. To adopt, alter and use the corporate seal, which
shall be circular in form and shall have inscribed thereon the name of the Corporation, the year and fact of its creation by Act of Congress and the words "Corporate Seal";

                          D. To lease, purchase, or otherwise acquire, own,
hold, improve, use, or otherwise deal in and with any property, real, personal, mixed, or any interest therein, wherever situated;

                          E. To sell, convey, mortgage, pledge, lease, exchange
and otherwise dispose of its property and assets;

                          F. To enter into contracts, to execute instruments
and to incur liabilities, including but not limited to, obligations guaranteed by the Secretary of Education or issued with the approval of the Secretary of the Treasury, having such maturities and bearing such rate





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or rates of interest as may be determined by the Board of Directors or such committee of the Board of Directors, officer or officers as the Board of Directors may by resolution stipulate, such obligations being redeemable at the option of either the noteholder or the Corporation before maturity as the Board of Directors may stipulate therein;

                          G. To lend money, to enter into purchase and lending
commitments including letters of credit, and to service, purchase or repurchase, sell or resell, offer participations or pooled interests in, insure or otherwise deal in, student loans, either insured or uninsured, or other obligations issued for the purpose of financing or refinancing the construction, reconstruction, renovation or purchase of educational and training facilities and related equipment, instrumentation and furnishings at prices and on terms and conditions determined by the Board of Directors or such committee of the Board of Directors, officer or officers as the Board of Directors may by resolution stipulate;

                          H. To conduct its business, carry on its operations,
and have officers and exercise the power granted by the governing statute in any State without regard to any qualification or similar statute in any such State;

                          I. To appoint such officers, attorneys, employees,
special consultants, advisors and agents as may be required, to determine their qualifications, to define their duties, fix their compensation, require bonds and fix the penalty thereof in the same manner;

                          J. To accept gifts or donations of services, or of
property, real, personal or mixed, tangible or intangible;

                          K. To pay pensions and establish pension plans,
pension trusts and profit sharing plans for any or all of its directors, officers and employees; and

                          L. To do all things as are necessary or incidental to
the proper management of its affairs and the proper conduct of its business.





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
SECTION 2. Number and Type of Directors

                          The Board of Directors shall consist of those
directors appointed or elected as provided in Section 439 of Part B of Title IV of the Higher Education Act of 1965, as amended. Each director shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and shall qualify.

SECTION 3. Vacancies

                          Any vacancy occurring in the Board of Directors
resulting from the death, resignation, removal or disqualification of any elected director may be filled by the affirmative vote of a majority of the remaining directors though they may constitute less than a quorum of the Board of Directors.

                          Any vacancy occurring in the Board of Directors
resulting from the death, resignation, removal or disqualification of any appointed director may be filled by appointment by the President of the United States.

SECTION 4. Removal

                          Any elected director may be removed for cause by a
vote of two-thirds of the remaining directors in office and qualified, providing that at least a majority of the elected directors shall consent to such removal.

SECTION 5. Resignation

                          Any director may resign at any time upon written
notice to the President and Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

SECTION 6. Regular Meeting

                          A regular meeting of the Board of Directors shall be
held, without other notice than these By-laws, immediately after, and at the same place as, the annual meeting of the shareholders. All or any one or more of the directors may participate in a meeting of the Board of





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Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to such communications shall constitute presence in person at such meeting. The minutes of any meeting of the Board of Directors held by conference telephone or similar communications equipment shall be prepared in the same manner as a meeting of the Board of Directors held in person.

SECTION 7. Other Meetings

                          At least one other meeting of the Board of Directors,
but more if deemed appropriate, shall be held annually either within or without the District of Columbia, at the call of the Chairman of the Board of Directors, or upon his request, or upon the written request of a majority of the directors. Meetings may be held by attendance in person at a place prescribed or by use of a conference telephone or similar communications equipment as provided in Section 6 of this Article. Notice shall be given to all directors as to the time and manner of the meeting by the Secretary or by a person calling the meeting by mail, postage prepaid, not later than the fifth day before the meeting, or personally or by telecopy, telegraph or telephone not later than the day before the meeting. If in writing and mailed, such notice shall be deemed delivered when deposited in the United States mail, properly addressed, with postage thereon prepaid. If notice be in writing and by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the carrier. In all other cases such notice shall be deemed given when actually received at the office or residence of the recipient.

SECTION 8. Waiver of Notice

                          The presence of a director at a meeting shall
constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A director may execute a written waiver of notice either before or after a meeting. Neither the business to be transacted at, nor the purpose of, any regular or other meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.





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
SECTION 9. Quorum

                          A majority of the directors authorized by the
governing statute serving at the time of a meeting shall constitute a quorum for the transaction of business, but if less than such majority are present at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 10. Majority Vote

                          Except as otherwise provided in these By-laws, the
act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 11. Assumption of Assent

                          Any director of the Corporation who is present at a
meeting of the Board of Directors at which any corporate action is taken shall be presumed to have assented to the taking of such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with a person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within ten days after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 12. Action Without a Meeting

                          Any action required to be taken by the Board of
Directors at a meeting, or by a committee of the Board of Directors at a meeting, may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by a majority of the directors, or a majority of the members of the committee, as the case may be. Such consent shall have the same effect as a majority vote of the Board of Directors or committee, as the case may be. Written notice of any action taken pursuant to this section by a majority of the directors, or members of a committee, as the case may be, shall, within ten days of such action, be given to all directors or members of a committee not signing such action by written consent.





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
SECTION 13. Executive, Other Committees and Directors' Advisory Council

                          The Chairman of the Board, with the approval of a
majority of the Board of Directors may designate from among the members of the Board of Directors an Executive Committee as provided in these By-laws, and one or more other committees, each of which, to the extent provided in any resolution designating such membership and in these By-laws shall have and may exercise all the authority of the Board of Directors. No such committee shall have the authority of the Board of Directors in reference to any powers reserved to the full Board of Directors by the resolution or these By-laws. Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the whole Board. All notice provisions and provisions regarding telephonic meetings with respect to the Executive Committee set forth in these By-laws shall apply equally to such other committees of the Board.

                          In addition, the Board of Directors may appoint a
Directors' Advisory Council to consist of such persons as the Board of Directors may select, who shall not be, and shall not be deemed to be, directors, officers or employees of the Corporation and whose functions shall not include participation in the policy making or operating management of the Corporation. The members of the Directors' Advisory Council shall meet individually or as a body at such place and at such times as the Board of Directors or the Chairman of the Board of Directors may from time to time determine. The members of the Directors' Advisory Council shall be entitled to such compensation as shall be fixed by resolution of the Board of Directors. The Directors' Advisory Council shall consider, advise upon and make recommendations to the Board of Directors and to the Chairman of the Board of Directors with respect to matters relating to the general conduct of the business of the





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
Corporation and with respect to such questions relating thereto as may be submitted to it by the Board of Directors, the Executive Committee or the Chairman of the Board of Directors. The members of the Directors' Advisory Council shall be appointed annually at the regular meeting of the Board of Directors held pursuant to Article Vl, Section 1 hereof and serve at the pleasure of the Chairman of the Board of Directors. Additional members may be appointed at any regular or special meeting of the Board of Directors to fill vacancies which may arise from time to time.

SECTION 14. Conflicts of Interest

                          No contract or other transaction between the
Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers, or financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose if:

                          A. The fact of such relationship or interest is
disclosed or known to the Board of Directors or committee which in good faith authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                          B. The fact of such relationship or interest is
disclosed or known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the affirmative vote of the holders of a majority of shares; or

                          C. The contract or transaction is fair and reasonable
to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.





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
SECTION 15. Compensation

                          Each director shall be paid such compensation as may
be fixed from time to time by resolution of the Board of Directors, and each director shall also be reimbursed for his travel and subsistence expenses incurred while attending meetings of the Board of Directors or committees thereof.

SECTION 16. Chairman and Vice Chairmen

                          The President of the United States shall appoint one
director to be Chairman of the Board of Directors, and the Board of Directors shall meet at his call at such time and place as may be designated by him. The Chairman shall preside over meetings of the Board of Directors.

                          The Chairman of the Board with the approval of a
majority of the Board of Directors shall appoint two Vice Chairmen, who shall be representatives of the two classes of directors of which the Chairman is not a representative, and who shall serve at the pleasure of the Board of Directors until the next regular annual meeting of the Board of Directors described in
Section 6 of this Article following his appointment and until his successor has been elected and qualified or until his successor has been appointed and qualified. Either Vice Chairman of the Board of Directors shall act as Chairman in the latter's absence and at any time when there is no incumbent Chairman. If both Vice Chairmen are present, they shall act as Chairman by order of their seniority on the Board of Directors.

                                   ARTICLE IV

                              EXECUTIVE COMMITTEE

SECTION 1. Appointment

                          The Chairman of the Board with the approval of a
majority of the Board of Directors, may designate five or more of the members of the Board of Directors, one of whom shall be the Chairman of the Board of Directors, to constitute an Executive Committee. Each of the three groups of directors shall be represented on the Executive Committee. The designation of any such Commit-


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

tee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed by law.

SECTION 2. Powers

                          The Executive Committee, when the Board of Directors
is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, and except also that the Executive Committee shall not have the authority of the Board of Directors to submit to shareholders any action requiring shareholders' authorizations; remove any director; fill vacancies on the Board of Directors or the Executive Committee; fix the compensation of directors for serving on the Board of Directors or on the Executive Committee; amend or repeal these By-laws or adopt new By-laws; declare dividends (unless specifically authorized by resolution of this Board of Directors to do so); and amend or repeal any resolution of the Board of Directors which by its terms are not amendable or repealable by the Executive Committee.

SECTION 3. Tenure and Qualification

                          Each director who is designated by the Board of
Directors to become a member of the Executive Committee shall serve at the pleasure of the Board of Directors and shall hold office until the next regular annual meeting of the Board of Directors described in Article III, Section 6 hereof, following his designation and until his successors are elected and qualified or until his successors have been appointed and qualified.

SECTION 4. Meetings

                          Regular meetings of the Executive Committee may be
held without notice and at such time and places as the Executive Committee may fix from time to time by resolution. All or any one or more of the members of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment, by means of which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to such communications shall constitute presence in person at such meeting. The minutes of any meeting of the Executive Committee held by a conference telephone or similar communications equipment shall be prepared in the same manner as a meeting of the Executive Committee held in person. Special meetings of the Executive Committee may be called by the Chairman of the Board of Directors or by a majority of the members of the Executive Committee upon oral or written notice, including by telecopy, before such meeting, stating the place, date and hour of the meeting. If in writing and mailed, notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon prepaid, addressed to the member of the Executive Committee at his business address. If in writing and by telegram, notice shall be deemed delivered when the telegram is delivered to the carrier.

                          Any member of the Executive Committee may waive
notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person or by use of a conference telephone or similar communications equipment. The notice of a meeting of the Executive Committee need not state the purpose of, or business proposed to be transacted at, the meeting.

SECTION 5. Quorum

                          A majority of the members of the Executive Committee
then qualified shall constitute a quorum for the transaction of business at any meeting thereof.

SECTION 6. Majority Voting

                          Except as otherwise specified in the resolution
establishing the Executive Committee, the action of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee.

SECTION 7. Vacancies

                          Any vacancy in the Executive Committee may be filled
by the Chairman of the Board with the approval of a majority of the Board of Directors.

SECTION 8. Resignations and Removal

                          Any member of the Executive Committee may be removed
at any time with or without cause by resolution adopted by a majority of the Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman of the Board, President or Secretary of the Corporation, and acceptance of such resignation shall not be necessary to make it effective.

SECTION 9. Procedure

                          The Chairman of the Board of Directors shall be
Chairman of the Executive Committee, and the Committee shall fix its own rules of procedure, which shall not be inconsistent with these By-laws. It shall keep regular minutes of the proceedings and report the same to the Board of Directors for its information.

SECTION 10. Compensation

                          Each member of the Executive Committee shall be paid
a fee, to be fixed from time to time by resolution of the Board of Directors, for attending each meeting of the Committee which is not held on the same day and in the same city as a meeting of the Board of Directors, and each member of the Committee shall also be reimbursed for his travel and subsistence expenses while attending any such meeting.


                                   ARTICLE V

                             OFFICERS AND EMPLOYEES

SECTION 1. Number and Type

                          The officers of the Corporation shall be a President,
one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a General Counsel, a Secretary, and a Treasurer, each of whom shall be appointed by the Chairman of the Board of Directors subject to confirmation by resolution of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be appointed by the Chairman subject to confirmation by resolution of the Board of

Directors. Any of the above offices may be held by the same person, except the offices of President and Secretary.

SECTION 2. Appointment and Confirmation

                          The Board of Directors may provide for the election
or appointment of officers in such manner as the Board of Directors may determine or delegate. The officers shall be appointed and confirmed annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Each officer shall hold office until his successor shall have been duly appointed and confirmed or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal

                          Any officer may be removed, with or without cause, by
the Chairman of the Board of Directors, subject to the approval of the Board of Directors. Appointment or confirmation of an officer shall not create contract rights.

SECTION 4. Vacancies

                          A vacancy in an office because of death, resignation,
removal, disqualification or otherwise, may be filled by the Chairman of the Board of Directors, subject to confirmation by the Board of Directors at the meeting next following the appointment, for the unexpired portion of the term.

SECTION 5. The President

                          The President shall be the principal executive
officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation. He may sign, singly or with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except where the signing and execution thereof shall be expressly delegated by the Board of

Directors to some other officer or agent of the Corporation, or shall be required to be otherwise signed or executed, and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. The Executive Vice President

                          In the absence of the President or in the event of
his death, inability, or refusal to act, the Executive Vice President (or in the event there be more than one Executive Vice President, the Executive Vice Presidents in the order designated at the time of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Executive Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 7. The Secretary

                          The Secretary shall (a) keep the minutes of the
shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws; (c) be the custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each registered shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or an Executive Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general control of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors, and shall be authorized to designate such assistants from among the officers or employees of the Corporation to assist in the performance of any such duties.

SECTION 8. The Treasurer

                          The Treasurer shall (a) have charge and custody of
and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and to be payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with a resolution of the Board of Directors; and (b) in general, perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors, and shall be authorized to designate such assistants from among the officers or employees of the Corporation to assist in the performance of any such duties.

SECTION 9. The General Counsel

                          The General Counsel shall (a) be the principal
consulting officer of the Corporation for all legal matters; (b) be responsible for and direct all counsel, attorneys, employees and agents in the performance of all legal duties and services for and on behalf of the Corporation; (c) perform such other duties and have such other powers as are ordinarily incident to the office of the General Counsel; and (d) perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 10. Assistant Treasurers

                          In the absence or inability to act of the Treasurer,
any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

SECTION 11. Assistant Secretaries

                          In the absence or inability to act of the Secretary,
any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

SECTION 12. Compensation

                          The compensation of the officers shall be fixed from
time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason that he is also a director of the Corporation.

SECTION 13. Bonds

                          If required by the Board of Directors, the Treasurer
and any other officer or employee specified by the Board of Directors shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall by resolution require.

SECTION 14. Employee Conduct

                          No officer or employee shall engage, directly or
indirectly, in any personal business transaction or private arrangement for personal profit which accrues from or is based upon his official position or authority or upon confidential information which he gains by reason of such position or authority, and he shall reasonably restrict his personal business affairs so as to avoid conflicts of interest with his official duties. No officer or employee shall divulge confidential information to any unauthorized person, or release any such information in advance of authorization for its release, nor shall he accept, directly or indirectly, any valuable gift, favor or service from any person with whom he transacts business on behalf of the Corporation.

SECTION 15. Outside or Private Employment

                          No officer or employee shall have any outside or
private employment or affiliation with any firm or organization incompatible with his concurrent employment by the Corporation, and he shall not accept or perform any outside or private employment which the President of the Corporation determines will interfere with the efficient performance of his official duties. Any officer who intends to perform services for compensation or to engage in any business shall report the intention to do so to the President and to the General Counsel of the Corporation prior to such acceptance or performance. Any employee who intends to perform such services or engage in any business shall report the intention to do so to the General Counsel or the General Counsel's designee.

                                   ARTICLE VI

                                  SHAREHOLDERS

SECTION 1. Annual Meeting

                          An annual meeting of shareholders entitled to vote,
for the purpose of selecting directors and transacting such other business as may properly be brought before the meeting, shall be held either (a) on the third Thursday in May of each year, unless such day is not a business day, in which event the meeting shall be held on the next business day or (b) at such other time and date, not more than thirteen months after the last preceding annual meeting, as the Board of Directors shall designate. The annual meeting shall be held at such time and place within or without the District of Columbia as shall be fixed by the Board of Directors and as shall be designated in the notice of such meeting. If the Board of Directors shall fail to designate a place for the holding of the annual meeting, the place of the meeting shall be the principal office of the Corporation. At such meeting, the shareholders, to the extent they are entitled by the Higher Education Act of 1965, as amended, and these By-laws to do so, may elect directors and transact other business with the same force and effect as at an annual meeting duly called and held.

SECTION 2. Special Meetings

                          Special meetings of the shareholders shall be held
upon the call of either the Chairman or a majority of the directors of the Corporation, and shall be called by the Chairman upon the written request of holders of at least one-third of the shares of the Corporation having voting power. A special meeting may be called for any purpose or purposes for which shareholders may legally meet, and shall be held, within or without the District of Columbia, at such place as may be determined by the Chairman or a majority of the directors of the Corporation, whichever shall call the meeting.

SECTION 3. Meeting Business

                          No business shall be brought before any meeting of
shareholders unless it has been properly brought before the meeting in accordance with the procedures set forth in these By-laws; provided, however, that nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before such meeting.

                          To be properly brought before an annual meeting, such
business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise brought before the annual meeting by any shareholder of the Corporation who is a shareholder of record on the date of the giving of the notice provided for in Section 5 and on the record date for the determination of shareholders entitled to vote at the such annual meeting. To be properly brought before an annual meeting, such business also must be a proper subject for action by shareholders, provided that the law of Delaware (assuming for purposes of this determination that the Corporation would be subject to the laws of Delaware) shall govern whether such business is a proper subject for action by shareholders.

                          In addition to any other applicable requirements, for
business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 days prior to the date of such annual meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of such annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. When a date is set for the determination of the timeliness of a shareholder's notice, such date shall apply to any adjournment of such meeting. To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the number of shares of the Corporation which are owned (beneficially or of record) by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and
(e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless brought before the meeting in accordance with the procedures set forth in this Section.

                          The business conducted at any special meeting of
shareholders shall be limited to the purposes stated in the notice of a special meeting.

                          The Chairman shall determine the order of business
and the procedure at any shareholder meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the Chairman in order and not inconsistent with these By-laws. If the Chairman determines that business was not properly brought before the meeting in accordance with these By-laws, the Chairman shall so declare and such business shall not be conducted.

                          Any shareholder of the Corporation who desires to
present a proposal in the Corporation's proxy statement and form of proxy relating to the solicitation of votes at an annual meeting of shareholders must follow the procedures (including without limitation the 120 day prior notice requirement) set forth in Rule 14a-8 adopted by the Securities and Exchange Commission (SEC) pursuant to
Section 14(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as modified by the statement of the General Counsel dated June 1, 1995 (and any subsequent modifications or replacements thereof), a copy of which shall be available to any shareholder of record by contacting the Secretary of the Corporation at the principal executive offices of the Corporation. All references to the Exchange Act and any rules promulgated thereunder shall mean such statute or such rules as amended and in effect from time to time, including any successor statute or rules.

                          No action by shareholders shall be valid unless taken
at a duly constituted meeting pursuant to Section 1 or Section 2 of this
Article VI.

SECTION 4.   Board of Directors Nominations

                          Only persons who are nominated in accordance with the
following procedures shall be eligible for election as directors at any annual meeting of shareholders. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any shareholder of the Corporation who is a shareholder of record on the date of the giving of the notice provided for in Section 5 and on the record date for the determination of shareholders entitled to vote at such annual meeting; provided, however, that all nominees must meet the qualifications set forth in Section 439 of the Higher Education Act of 1965, as amended.

                          In addition to any other applicable requirements, for
a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 days prior to the date of such annual meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of such annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. When a date is set for the determination of the timeliness of a shareholder's notice, such date shall apply to any adjournment of such meeting. To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom such shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person and the purported basis for such person's eligibility to serve on the Board of Directors, if elected, (iii) the number of shares of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the number of shares of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                           If the Chairman determines that a nomination was not
properly brought before the meeting in accor-dance with these By-laws, the Chairman shall so declare and such defective nomination shall be disregarded.

SECTION 5. Notice

                          Written or printed notice stating the place, day and
hour of any meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage there on prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation or such other address as the shareholder has in writing instructed the Secretary.

SECTION 6. Waiver of Notice

                          Attendance by a shareholder at a meeting of
shareholders, whether in person or by proxy, without objection to the notice or lack thereof, shall constitute a waiver of notice of the meeting. Any shareholder may either before or after the time of the meeting execute a waiver of notice of such meeting.

SECTION 7. Record Date

                          For the purpose of determining shareholders entitled
to notice or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and in case of a meeting of shareholders not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the Board of Directors fails to designate such a date, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividends is adopted, as the case may be, shall be the record date for such determination of share-holders. When a date is set for the determination of shareholders entitled to vote at any meeting of shareholders, such determination shall apply to any adjournment thereof.

SECTION 8. Voting Lists

                          The officer or agent having charge of the stock
transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at each meeting of the shareholders or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 9. Quorum

                          A majority of the outstanding shares of the
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn a meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Shares of its own stock belonging to the Corporation shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 10. Proxies

                          At all meetings of shareholders, a shareholder
entitled to vote may vote by proxy executed in writing by a shareholder or by its duly authorized attorney-in-fact. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. All proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting, and shall be revocable, if such revocation be in writing, until exercised. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                          The Board of Directors may solicit proxies from
shareholders to be voted by such person or persons as shall be designated by resolution of the Board of Directors. The Corporation shall assume the expense of solicitations undertaken by the Board of Directors.

                          Any solicitation of proxies by the Corporation shall
contain the names of all persons the Corporation proposes to nominate for directorships to be filled at the next meeting, their business addresses, and a brief summary of their business experience during the last five years. Each proxy solicitation shall be accompanied or preceded by a copy of the most recent annual report of the Corporation, which report, to the satisfaction of the Board of Directors, shall reasonably represent the financial situation of the Corporation as of the time of its preparation.

                          If a shareholder seeks to solicit proxies from any
other shareholder, the soliciting shareholder shall first notify the Corporation in writing of the intent to make such solicitation and provide the Corporation with a copy of the material to be sent to other shareholders.

                          If any shareholder entitled to vote at a meeting of
shareholders shall seek a list of shareholders for the purpose of soliciting proxies from any other shareholders, the Corporation may at its option, either
(a) provide the soliciting shareholder with a complete and current list containing the names of all shareholders of the Corporation entitled to vote at such meeting and their addresses as they appear on the transfer books of the Corporation or (b) mail such proxy solicitations on behalf of the soliciting shareholders, upon being furnished the material to be mailed and the reasonable cost of the mailing.

SECTION 11. Organization

                          Meetings of the shareholders shall be presided over
by the Chairman of the Board of Directors, or if he is not present, by such of the Vice Chairmen as provided in Section 15 of Article III of these By-laws, or if neither the Chairman nor any of the Vice Chairmen is present, by a Chairman to be chosen by holders of a majority of the shares entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation shall act as secretary of every meeting, and if the Secretary is not present, the Chairman shall choose any person present to act as secretary of the meeting.

SECTION 12. Voting of Shares

                          Except as provided in this Section, at every meeting
of the shareholders, every holder of common stock entitled to vote on a matter coming before such meeting shall be entitled to one vote for each share of common stock registered in its name on the stock transfer books of the Corporation at the close of the record date.

                          At each election of directors, the Chairman of the
meeting shall inform the shareholders present of the persons appointed by the President of the United States to be the appointed directors of the Corporation.

                          Every holder of common stock entitled to vote for the
election of directors shall have the right to cast the number of votes that is equal to the product of the number of shares owned by it multiplied by the number of directors to be elected, and it may cast all such votes for one person or may distribute them evenly or unevenly among any number of persons not greater than the number of such directors to be elected, at its option. Shares of its own stock belonging to the Corporation shall not be eligible to vote on any matter.

                          Whenever directors are to be elected at a
shareholders meeting, they shall be elected by a plurality of the votes cast at the meeting by the shareholders entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of shareholders at a meeting, it shall, except as otherwise required by law (including without limitation Section 439 of the Higher Education Act of 1965, as amended) or by these By-laws, be authorized by a majority of the votes cast at the meeting by the shareholders entitled to vote thereon.

SECTION 13. Inspectors of Votes

                          The Board of Directors, in advance of any meeting of
shareholders, may appoint one or more Inspectors of Votes to act at the meeting or any adjournment thereof. In case any person so appointed resigns or fails to act, the vacancy may be filled by appointment by the Chairman of the meeting. The Inspectors of Votes shall determine all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes and, with respect to each vote by ballot, shall collect and count the ballots and report in writing to the secretary of the meeting the result of the vote. The Inspectors of Votes need not be shareholders of the Corporation. No person who is an officer or director of the Corporation, or who is a candidate for election as a director, shall be eligible to be an Inspector of Votes.

                                  ARTICLE VII

                                SHARES OF STOCK

SECTION 1. Issuance and Conditions

                          The Board of Directors shall have power in accordance
with the provisions of the governing statute to authorize the issuance of voting common, non-voting common, and preferred shares of stock. The Board of Directors may by resolution impose a stock purchase requirement as a prerequisite to participation in any program of the Corporation. Any stock purchase requirement shall not apply to any participant who is prohibited by law from acquiring stock of the Corporation, provided such participant undertakes to make such purchase when such legal restrictions are alleviated, or to such otherwise eligible participants as the Board of Directors may by resolution provide.

SECTION 2. Common Stock

                          The Corporation shall have voting common stock having
such par value as may be fixed by the Board of Directors. Each share of common stock shall be entitled to one vote, with rights of cumulative voting at all elections of directors.

                          Except as otherwise provided in these By-laws, the
powers, preferences and relative and other special rights and the qualifications, limitations and restrictions applicable to all shares of common stock shall be identical in every respect.

                          Except as provided in this Section, the common stock
shall be fully transferable, except that, as to the Corporation, it shall be transferred only on the books of the Corporation.

SECTION 3. Reports of Beneficial Ownership

                          Any beneficial owner (as such term is defined in Rule
13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") of the outstanding voting common stock shall furnish the Secretary of the Corporation such statements of beneficial ownership of the voting common stock, and amendments thereto, on such forms, in such time periods and in such manner as would be required by Sections 13(d) and 13(g) of the Exchange Act and rules thereunder if the voting common stock were an equity security of a class registered under Section 12 of the Exchange Act. All references to the Exchange Act and any rules promulgated thereunder shall mean such statute or such rules as amended and in effect from time to time, including any successor statute or rules.

                          Statements of beneficial ownership furnished to the
Corporation under this Section 3 shall be available to registered holders of voting common stock upon written request and payment of any costs therefor, and the Corporation shall assume no liability for the contents of such documents.

                          Each certificate representing shares of voting common
stock issued after July 23, 1992 shall bear a legend to the effect that ownership of the voting common stock is subject to the reporting requirements of Article VII, Section 3 of these By-laws.

SECTION 4. Dividends on Common Stock

To the extent that income is earned and realized, the Board of Directors may from time to time declare, and the Corporation shall pay, dividends on the common stock. No dividend shall be declared or paid on any share of common stock at any time when any dividend is due on the shares of preferred stock and has not been paid.

SECTION 5. Preferred Stock

                          The Corporation may issue shares of preferred stock
having such par value, and such other powers, preferences and relative and other special rights, and qualifications, limitations and restrictions applicable thereto, as may be fixed by the Board of Directors. Such shares shall be freely transferable, except that, as to the Corporation, such shares shall be transferred only on the books of the Corporation.

SECTION 6. Dividends, Redemption, Conversion of Preferred Shares

                          The holders of the preferred shares shall be entitled
to such rate of dividends and such shares shall be subject to such redemption or conversion provisions as may be provided for at the time of issuance. Such dividends shall be paid out of the net income of the Corporation, to the extent earned and realized.

SECTION 7. Preference on Liquidation

                          In the event of any liquidation, dissolution, or
winding up of the Corporation's business, the holders of shares of preferred stock shall be paid in full at par value thereof, plus all accrued dividends, before the holders of the common stock receive any payment.

SECTION 8. Purchase of Own Shares

                          The Corporation shall have the right, pursuant to
resolution by the Board of Directors, to purchase, take, receive or otherwise acquire its own shares, but purchases, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted earned or capital surplus available therefor.

SECTION 9. Rights and Options to Acquire Shares

                          The Corporation may create and issue, pursuant to
resolution by the Board of Directors, rights or options entitling the holders thereof to purchase from the Corporation shares of any class or classes of shares. Such rights or options shall be evidenced in such manner as the Board of Directors shall stipulate and shall be issued and become exercisable upon such terms and conditions, for such duration and at such prices, subject to the provisions of these By-laws governing consideration, as the resolution shall provide.

SECTION 10. Consideration for Shares

                          The Corporation shall issue shares of stock for such
consideration, expressed in dollars, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. That part of the surplus of the Corporation which is transferred to stated capital upon issuance of shares as a share dividend shall be deemed to be the consideration for the shares so issued.

                          The consideration for the issuance of shares may be
paid, in whole or in part, in cash or other property acceptable to the Board of Directors, except that a promissory note shall not constitute payment or partial payment for the issuance of shares of the Corporation.

SECTION 11. Stated Capital

                          The consideration received upon the issuance of any
share of stock shall constitute stated capital to the extent of the par value of such shares, and the excess, if any, of such consideration shall constitute capital surplus. The stated capital of the Corporation may be increased from time to time by resolution of the Board of Directors directing that all or a part of the surplus of the Corporation be transferred to stated capital. The Board of Directors may direct that the amount of the surplus so transferred shall be deemed to be stated capital in respect of any designated class of shares.

                          The Board of Directors may by resolution from time to
time reduce the stated capital of the Corporation but only in the amount of the aggregate par value of any shares of the Corporation which shall have been reacquired and cancelled or to the extent of any reduction in the par value of outstanding shares in accordance with these By-laws. Any surplus created by virtue of a reduction of stated capital shall be deemed to be capital surplus.

SECTION 12. No Preemptive Rights

                          No holder of the shares of the Corporation of any
class, now or hereafter authorized, shall as such holder have any preemptive or preferential right to subscribe to, purchase, or receive any shares of the Corporation of any class, now or hereafter authorized, or any rights or options for any such shares or any rights or options to subscribe to or purchase any such shares or other securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class or other securities, which may at any time be issued, sold, or offered for sale by the Corporation or subjected to the rights or options to purchase granted by the Corporation.

SECTION 13. Liability of Shareholders

                          A holder of shares of the Corporation shall be under
no obligation to the Corporation with respect to such shares other than the obligation to pay to the Corporation the full consideration for which such shares were or are to be issued.

                          Any person becoming a transferee of shares in good
faith and without notice or knowledge that the full consideration thereof had not been paid shall not be personally liable to the Corporation for any unpaid portion of such consideration.

                                  ARTICLE VIII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates

                          The interest of each shareholder of the Corporation
shall be evidenced by certificates representing shares of stock of the Corporation, certifying the number of shares represented thereby, and shall be in such form not inconsistent with the governing statute of the Corporation as the Board of Directors may from time to time prescribe.

                          The certificates of stock shall be signed by the
President or an Executive Vice President and by the Secretary or Assistant Secretary and sealed with the corporate seal or an engraved or printed facsimile thereof. The signatures of such officers upon a certificate may be facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. In the event that any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of the issue.

                          Each certificate or share shall be consecutively
numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued upon such terms and with such indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. Contents

        Each certificate representing shares shall state the following:

A. That the Corporation is organized pursuant to an Act of Congress;

B. The name of the person to whom issued;

C. The number and class of shares, and the designation of the series, if any, which such certificate represents;

D. The par value of each share represented by such certificate;

E. The provisions by which such shares may be redeemed; and

F. That the shares represented shall not have any preemptive rights to purchase unissued or treasury shares of the Corporation.

                          Each certificate representing shares of preferred
stock shall state upon the face thereof the annual dividend rate for such shares, and shall state upon the reverse side thereof the powers, preferences and relative and other special rights, and the qualifications, limitations and restrictions applicable to such shares of preferred stock.

                          No certificate shall be issued for any share until
such share is fully paid.

SECTION 3. Transfer

                          Transfer of shares of the Corporation shall be made
only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of the authority to transfer, or by his attorney thereto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.

                          The person in whose name shares stand in the books of
the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 4. Lost, Stolen or Destroyed Certificates

                          The Corporation may issue a new stock certificate in
the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements.

SECTION 5.  Records

                          Except as otherwise provided by Article VI, Section
10 of these Bylaws, any shareholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating with reasonable particularity the purpose thereof, have the right during the Corporation's usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder and the records requested shall be directly connected with such shareholder's stated purpose. For purposes of determining whether a shareholder has demonstrated a proper purpose, the law of Delaware (assuming for purposes of this determination that the Corporation is subject to the laws of Delaware) shall govern. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power or attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Secretary of the Corporation at its principal executive offices and shall be received by the Secretary at least five business days prior to the date such inspection is requested.

                                   ARTICLE IX

                         INDEMNIFICATION AND LIABILITY

SECTION 1. Indemnification in Third Party Actions

                          The Corporation shall indemnify, to the extent
permitted by the Delaware General Corporation Law (as the same exists or may hereinafter be amended) for a corporation subject to such law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a member of the Directors' Advisory Council, the Shareholder Advisory Council, or as a director or officer of another corpora-tion, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. Indemnification in Actions By or in the Right of the Corporation

                          The Corporation shall indemnify, to the extent
permitted by the Delaware General Corporation Law (as the same exists or may hereinafter be amended) for a corporation subject to such law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a member of the Directors' Advisory Council, the Shareholder Advisory Council, or as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

SECTION 3. Indemnification in Cases of Successful Defense

                          To the extent that a director, officer, employee,
member of the Directors' Advisory Council, or member of the Shareholder Advisory Council of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 4. Procedure

                          Any indemnification under Sections 1 and 2 of this
Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon determination that indemnification of the director, officer, employee, member of the Directors' Advisory Council, or member of the Shareholder Advisory Council is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article. Such determination shall be made (a) by the Board of Directors, or a duly designated committee thereof, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders at the next meeting of shareholders. In making a determination under this Article, the Board of Directors or shareholders may rely, as to all questions of law, on the advice of independent legal counsel.

SECTION 5. Advance Payments

                          Expenses (including attorneys' fees) incurred by an
officer, director, member of the Directors' Advisory Council, or member of the Shareholder Advisory Council in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, provided the Corporation approves in advance counsel selected by the director, officer, member of the Directors' Advisory Council, or member of the Shareholder Advisory Council (which approval shall not be unreasonably withheld), and upon receipt of an undertaking by or on behalf of such director, officer, member of the Directors' Advisory Council, or member of the Shareholder Advisory Council to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees of the Corporation may also be paid upon such terms and conditions, if any, as the Corporation deems appropriate.

SECTION 6. Other Rights to Indemnification

                          The indemnification and advancement of expenses
provided by or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, but no person shall be entitled to indemnification by the Corporation to the extent he is indemnified by any other party (other than a wholly-owned subsidiary of the Corporation), including an insurer.

SECTION 7. Insurance

                          The Corporation may purchase and maintain insurance
on behalf of any person who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a member of the Directors' Advisory Council, the Shareholder Advisory Council, or as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

SECTION 8.  Indemnification After Merger or Consolidation

                          For purposes of this Article, references to "the
Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, members of the Directors' Advisory Council, or members of the Shareholder Advisory Council, so that any person who is or was a director, officer, or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a member of a Directors' Advisory Council, as a member of the Shareholder Advisory Council, or as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

SECTION 9. Indemnification under Employee Benefit Plans

                          For purposes of this Article, references to "other
enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the corporation which imposes duties on, or involves services by, such director, officer, member of the Directors' Advisory Council, or member of the Shareholder Advisory Council with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

SECTION 10. Heirs, Executors and Administrators

                          The indemnification and advancement of expenses
provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, member of the Directors'

Advisory Council, or member of the Shareholder Advisory Council and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11. Limitation of Liability

                          Directors, officers, members of the Directors'
Advisory Council, and members of the Shareholder Advisory Council of the Corporation shall not be personally liable to the Corporation or to shareholders for monetary damages for breach of fiduciary duty acting in their respective capacities, provided, however, such limitation of liability shall not apply to (a) any breach of the party's duty of loyalty to the Corporation or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) any transaction from which the party derived an improper personal benefit. This provision shall not limit the liability of any party for any act or omission occurring prior to September 18, 1992.

                                   ARTICLE X

                                  FISCAL YEAR

                          The fiscal year of the Corporation shall begin on the
first day of January and end on the thirty-first day of December in each year.

                                   ARTICLE XI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts

                          The Board of Directors may authorize any officer or
officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans

                          No loans shall be contracted on behalf of the
Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc.

                          All checks, drafts or other orders for the payment of
money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits

                          All funds of the Corporation not otherwise employed
shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE XII

                              FACSIMILE SIGNATURES

                          The Board of Directors may by resolution authorize
the use of facsimile signatures in lieu of manual signatures.

                                  ARTICLE XIII

                                   AMENDMENTS

                          These By-laws may be altered, amended or repealed and
new By-laws, consistent with the governing statute, may be adopted by the majority vote of the Board of Directors.